Exhibit 99.1

BOOZ ALLEN HAMILTON ANNOUNCES
THIRD QUARTER FISCAL 2014 RESULTS

Year-to-date results consistent with annual guidance

Third quarter revenue was $1.27 billion

Adjusted EBITDA was $115 million

Adjusted Diluted Earnings per Share was $0.33 per share

$1.00 Special dividend and $0.10 quarterly dividend declared - both payable on February 28, 2014

McLean, Virginia; January 31, 2014 - Booz Allen Hamilton Holding Corporation (NYSE:BAH), the parent company of management and technology consulting firm Booz Allen Hamilton, Inc., today announced preliminary results for the third quarter of fiscal 2014. The firm saw revenue declines during the third quarter as a result of the October government shutdown and related uncertainties in the government contracting environment, and earnings declines over the prior year period, which were anticipated and mitigated by strong first half performance. Booz Allen reported total backlog of $10.37 billion as of December 31, 2013. Additionally, the Company’s full-year guidance remains consistent with prior expectations. Booz Allen’s fiscal year runs from April 1 to March 31, with the third quarter of fiscal 2014 ending December 31, 2013.

Revenue in the third quarter of fiscal 2014 was $1.27 billion, compared with $1.39 billion in the prior year period, a decrease of 8.6 percent. In the third quarter of fiscal 2014, net income declined to $47.2 million from $56.2 million in the prior year period, and Adjusted Net Income decreased to $49.5 million from $59.7 million in the prior year period. Diluted earnings per share (EPS) was $0.31 for the third quarter of fiscal 2014, compared with $0.38 in the prior year period; Adjusted Diluted Earnings per Share was $0.33 for the current quarter, compared with $0.41 in the prior year period.

The Company authorized and declared a regular quarterly cash dividend of $0.10 per share, and a special dividend of $1.00 per share, both payable on February 28, 2014, to stockholders of record on February 10, 2014.

Third quarter revenue was impacted by the government shutdown between October 1, 2013, and October 16, 2013. However, the Company anticipated continued uncertainty in the federal budgeting environment and effectively managed indirect costs during the first half of the fiscal year to ensure financial strength and flexibility during the second half of the fiscal year. Financial results for the first half reflected these actions, as the Company recognized improvements over the comparable prior fiscal year in all reported operating metrics, excluding the decline in revenue. Within the third quarter, the Company was able to maintain operations through the shutdown without the need to furlough any impacted staff. Additionally, during the third quarter, the Company was able to increase efforts that utilized indirect costs such as investments in growth areas and building additional staffing capacity in the Defense market, and through continued investment in critical skill areas such as engineering, software/systems development, and analytics.

These actions contributed to higher indirect costs during the three months ended December 31, 2013, and are consistent with financial expectations as reflected in the results for the nine months ended December 31, 2013.

Ralph W. Shrader, Booz Allen’s Chairman & Chief Executive Officer, said, “We manage our business on an annual basis, and our nine-month performance in this fiscal year reflects our ability to absorb impacts of events such as the October government shutdown. Our high productivity and strong management of cost during the first half of the year is enabling us to weather this business disruption and continue to deliver results to our clients and shareholders while investing in the future.

“Looking ahead to the end of the current fiscal year, we are tightening the range for our bottom line guidance, reflecting our commitment to deliver on our original earnings guidance.

“Our solid financial position also has afforded us the opportunity to continue to invest in the future - building deeper capabilities in engineering, analytics, cyber, and other innovation areas, as well as in our commercial and international businesses.  Given the recent passage of the Consolidated Appropriations Act, we are cautiously optimistic for greater stability in our core government business as well, as we celebrate our 100th year in 2014.”

Financial Review

Third Quarter Fiscal 2014 - Below is a summary of Booz Allen’s results for the fiscal 2014 third quarter and the key factors driving those results:

•
Booz Allen’s 8.6 percent decrease in revenue in the third quarter of fiscal 2014 compared with the prior year period was primarily the result of headcount reductions and a corresponding reduction in billable hours due to continued uncertainty in the federal budgetary environment. Revenue declines were additionally a result of a reduction of $62.2 million in billable expenses and a reduction of approximately $30 million due to the impact of the October government shutdown. An increase in revenue from acquisitions of approximately $53.7 million during the quarter ended December 31, 2013, as compared to the prior period, helped to offset the impact of these factors.

•
In the third quarter of fiscal 2014, operating income decreased to $97.0 million from $116.6 million in the prior year period, and Adjusted Operating Income decreased to $99.1 million from $120.8 million in the prior year period. The decline in operating income and Adjusted Operating Income was driven by the combination of headcount reductions, an increase in unbillable labor as a result of the government shutdown, and activities associated with investments in growth areas that increased in line with expectations.

•
In the third quarter of fiscal 2014, net income decreased to $47.2 million from $56.2 million in the prior year period, and Adjusted Net Income decreased to $49.5 million from $59.7 million in the prior year period. Adjusted EBITDA decreased to $115.0 million in the third quarter of fiscal 2014, compared with $135.8 million in the prior year period. The decreases in net income, Adjusted Net Income and Adjusted EBITDA were driven by the same factors as operating income and Adjusted Operating Income.

•
In the third quarter of fiscal 2014, diluted EPS decreased to $0.31 from $0.38 in the prior year period; Adjusted Diluted EPS decreased to $0.33 from $0.41 in the prior year period. These metrics were driven by the same factors as net income, Adjusted Net Income and Adjusted EBITDA.

Funded backlog as of December 31, 2013, was $2.50 billion, compared with $3.15 billion as of December 31, 2012. Booz Allen’s total backlog, as of December 31, 2013, was $10.37 billion, compared with $12.68 billion as of December 31, 2012. The quarter’s backlog numbers reflect the impact of the government shutdown on the pace of contract awards and shortened average period of performance on awarded contracts.

Nine Months Ended December 31, 2013 - Booz Allen’s cumulative performance for the three quarters of fiscal 2014 has resulted in:

•	Revenue of $4.08 billion for the nine months ended December 31, 2013, compared with $4.21 billion for the prior year period, a decrease of 3.2 percent;

•	Net income for the nine months ended December 31, 2013, of $185.3 million, compared with $164.2 million for the prior year period;

•	Adjusted Net Income for the cumulative three quarters of fiscal 2014 of $192.8 million compared with $181.4 million in the prior year period;

•	Adjusted EBITDA for the nine months ended December 31, 2013, of $426.8 million compared with $395.3 million for the nine months ended December 31, 2012; and

•	Diluted EPS of $1.24 and Adjusted Diluted EPS of $1.30 for the cumulative three quarters of fiscal 2014, compared with $1.08 and $1.26, respectively, for the cumulative three quarters of fiscal 2013.

Net cash provided by operating activities for the nine months ended December 31, 2013, was $292.3 million compared with $398.9 million in the prior year period. Free cash flow for the nine months ended December 31, 2013, was $280.0 million, compared with $378.3 million in the prior year period.

Financial Outlook

We are narrowing the range for earnings in line with our previous guidance for fiscal 2014, which now calls for diluted EPS in the range of $1.50 to $1.54, and Adjusted Diluted EPS in the range of $1.58 to $1.62.  In addition, we are projecting a mid-single-digit percentage decline in revenue.

These EPS estimates are based on fiscal year 2014 estimated average diluted shares outstanding of approximately 149.0 million shares.

Conference Call Information

Booz Allen Hamilton will host a conference call at 8 a.m. EST on Friday, January 31, 2014, to discuss the financial results for its Third Quarter of Fiscal Year 2014 (ending December 31, 2013).

Analysts and institutional investors may participate on the call by dialing (877) 375-9141 International: (253) 237-1151. The conference call will be webcast simultaneously to the public through a link on the investor relations section of the Booz Allen Hamilton web site at investors.boozallen.com. A replay of the conference call will be available online at investors.boozallen.com beginning at 11 a.m. EST on January 31, 2014, and continuing for 30 days.

About Booz Allen Hamilton
Booz Allen Hamilton is a leading provider of management consulting, technology, and engineering services to the U.S. government in defense, intelligence, and civil markets, and to major corporations, institutions, and not-for-profit organizations. Booz Allen is headquartered in McLean, Virginia, employs approximately 23,000 people, and had revenue of $5.76 billion for the 12 months ended March 31, 2013.

CONTACT:
Media Relations - James Fisher 703-377-7595; Marie Lerch 703-902-5559
Investor Relations - Curt Riggle 703-377-5332.
BAHPR-FI

Non-GAAP Financial Information
“Adjusted Operating Income” represents Operating Income before (i) certain stock option-based and other equity-based compensation expenses, (ii) adjustments related to the amortization of intangible assets, and (iii) any extraordinary, unusual, or non-recurring items. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.
“Adjusted EBITDA” represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including: (i) certain stock option-based and other equity-based compensation expenses, (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, and (iii) any extraordinary, unusual or non-recurring items. Booz Allen prepares Adjusted EBITDA to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.
“Adjusted Net Income” represents net income before: (i) certain stock option-based and other equity-based compensation expenses, (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (iii) adjustments related to the amortization of intangible assets, (iv) amortization or write-off of debt issuance costs and write-off of original issue discount and (v) any extraordinary, unusual or non-recurring items, in each case net of the tax effect calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of taxes, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.
“Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to Net Income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method of calculating EPS as required in accordance with GAAP.
“Free Cash Flow” represents the net cash generated from operating activities less the impact of purchases of property and equipment.

Booz Allen utilizes and discusses in this release Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS because management uses these measures for business planning purposes, including managing its business against internal projected results of operations and measuring its performance. Management views Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS as measures of the core operating business, which exclude the impact of the items detailed in the supplemental exhibits, as these items are generally not operational in nature. These supplemental performance measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. Booz Allen also utilizes and discusses Free Cash Flow in this release because management uses this measure for business planning purposes, measuring the cash generating ability of the operating business and measuring liquidity generally. Booz Allen presents these supplemental measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow are not recognized measurements under GAAP and when analyzing Booz Allen’s performance or liquidity, as applicable, investors should (i) evaluate each adjustment in our reconciliation of Operating and Net Income to Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income, and cash flows to Free Cash Flows and the explanatory footnotes regarding those adjustments, (ii) use Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to Operating Income, Net Income or Diluted EPS as a measure of operating results, each as defined under GAAP, and (iii) use Free Cash Flows, in addition to, and not as an alternative to, Net Cash Provided by Operating Activities as a measure of liquidity, each as defined under GAAP. Exhibit 4 includes a reconciliation of Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP.
No reconciliation of the forecasted range for Adjusted Diluted EPS to Diluted EPS for any period during fiscal 2014 is included in this release because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts and we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.
Forward Looking Statements
Certain statements contained in this press release and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, and Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct.
These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
These risks and other factors include: cost cutting and efficiency initiatives, budget reductions, Congressionally mandated automatic spending cuts, and other efforts to reduce U.S. government spending, including automatic sequestration required by the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012 and Consolidated Appropriations Act of 2014), which have reduced and delayed contract awards and funding for orders for services especially in the current political environment or otherwise negatively affect our ability to generate revenue under contract awards, including as a result of reduced staffing and hours of operation at U.S. government clients; delayed funding of our contracts due to uncertainty relating to and a possible failure of Congressional efforts to craft a long-term agreement on the U.S. government’s ability to incur indebtedness in excess of its current limits prior to February 7, 2014, the date on which legislation relating to the U.S. government’s debt limit expires, or changes in the pattern or timing of government funding and spending (including those resulting from or related to cuts associated with sequestration or other budgetary cuts made in lieu of sequestration); current and continued uncertainty around the timing, extent, nature, and effect of Congressional and other U.S. government action to address budgetary constraints, including, but not limited to, uncertainty around the outcome of Congressional efforts to craft a long-term agreement on the U.S. government’s ability to incur indebtedness in excess of its current limits; any issue that compromises our relationships with the U.S. government or damages our professional reputation, including negative publicity concerning government contractors in general or us in particular; changes in U.S. government spending, including a continuation of efforts by the U.S. government to decrease spending for management support service contracts, and mission priorities that shift expenditures away from agencies or programs that we support; the size of our addressable markets and the amount of U.S. government spending on private contractors; failure to comply with numerous laws and regulations; our ability to compete effectively in the competitive bidding process and delays or losses of contract awards caused by competitors' protests of major contract awards received by us; the loss of General Services Administration Multiple Award schedule contracts, or GSA schedules, or our position as prime contractor on government-wide acquisition contract vehicles, or GWACs; changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time, and resources for our contracts; our ability to generate revenue under certain of our contracts; our ability to realize the full value of and replenish our backlog and the timing of our receipt of revenue under contracts included in backlog; changes in estimates used in recognizing revenue; an inability to attract, train, or retain employees with the requisite skills, experience, and security clearances; an inability to hire, assimilate, and deploy enough employees to serve our clients under existing contracts; an inability to timely and effectively utilize our employees; failure by us or our employees to obtain and maintain necessary security clearances; the loss of members of senior management or failure to develop new leaders; misconduct or other improper activities from our employees or subcontractors, including the improper use or release of our clients' sensitive or classified information; increased insourcing by various U.S. government agencies due to changes in the definition of “inherently governmental” work, including proposals to limit contractor access to sensitive or classified information and work assignments; increased competition from other companies in our industry; failure to maintain strong relationships with other contractors; inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification; continued efforts to change how the U.S. government reimburses compensation related and other expenses or otherwise limit such reimbursements, including recent rules that expand the scope of existing reimbursement limitations, such as a reduction in allowable annual employee compensation to certain contractors as a result of the Bipartisan Budget Act of 2013, and an increased risk of compensation being deemed unallowable or payments being withheld as a result of U.S. government audit, review or investigation; internal system or service failures and security breaches, including, but not limited to, those resulting from external cyber attacks on our network and internal systems; risks related to changes to our operating structure, capabilities, or strategy intended to address client needs, grow our business or respond to market developments; risks associated with new relationships, clients, capabilities, and service offerings in our U.S. and international businesses; failure to comply with special U.S. government laws and regulations relating to our international operations; risks related to our indebtedness and credit facilities which contain financial and operating covenants; the adoption by the U.S. government of new laws, rules, and regulations, such as those relating to organizational conflicts of interest issues or limits; risks related to completed and future acquisitions, including our ability to realize the expected benefits from such acquisitions; an inability to utilize existing or future tax benefits, including those related to our stock-based compensation expense, for any reason, including a change in law; and variable purchasing patterns under U.S. government GSA schedules, blanket purchase agreements and indefinite delivery, indefinite quantity contracts. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, filed with the SEC on May 23, 2013.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit 1
Booz Allen Hamilton Holding Corporation
Condensed Consolidated Statements of Operations

	Three Months Ended December 31,		Nine Months Ended December 31,
(Amounts in thousands, except per share data)	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Revenue	$1,273,150	$1,392,695	$4,078,861	$4,212,769
Operating costs and expenses:
Cost of revenue	662,053	692,920	2,048,663	2,122,356
Billable expenses	320,370	382,520	1,083,890	1,114,424
General and administrative expenses	175,748	182,532	520,557	588,385
Depreciation and amortization	17,945	18,127	54,377	54,243
Total operating costs and expenses	1,176,116	1,276,099	3,707,487	3,879,408
Operating income	97,034	116,596	371,374	333,361
Interest expense	(18,874)	(21,731)	(59,761)	(50,788)
Other, net	21	134	(1,619)	(7,692)
Income before income taxes	78,181	94,999	309,994	274,881
Income tax expense	31,014	38,815	124,701	110,636
Net income	$47,167	$56,184	$185,293	$164,245
Earnings per common share:
Basic	$0.32	$0.41	$1.31	$1.16
Diluted	$0.31	$0.38	$1.24	$1.08

Dividends declared per share	$1.10	$0.09	$1.30	$8.27

Exhibit 2
Booz Allen Hamilton Holding Corporation
Condensed Consolidated Balance Sheets

	December 31,	March 31,
(Amounts in thousands, except share and per share data)	2013	2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$403,164	$350,384
Accounts receivable, net of allowance	886,260	1,029,586
Prepaid expenses and other current assets	58,668	44,382
Total current assets	1,348,092	1,424,352
Property and equipment, net of accumulated depreciation	134,990	166,570
Intangible assets, net of accumulated amortization	224,628	236,220
Goodwill	1,274,046	1,277,369
Other long-term assets	68,377	73,017
Total assets	$3,050,133	$3,177,528
Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$69,156	$55,562
Accounts payable and other accrued expenses	433,506	451,065
Accrued compensation and benefits	374,593	385,433
Other current liabilities	22,388	72,586
Total current liabilities	899,643	964,646
Long-term debt, net of current portion	1,605,341	1,659,611
Other long-term liabilities	266,461	326,478
Total liabilities	2,771,445	2,950,735
Stockholders’ equity:
Common stock, Class A — $0.01 par value — authorized, 600,000,000 shares; issued, 143,162,505 shares at December 31, 2013 and 136,457,444 shares at March 31, 2013; outstanding, 142,588,058 shares at December 31, 2013 and 136,051,601 shares at March 31, 2013	1,431	1,364
Non-voting common stock, Class B — $0.01 par value — authorized, 16,000,000 shares; issued and outstanding, 943,265 shares at December 31, 2013 and 1,451,600 shares at March 31, 2013	9	15
Restricted common stock, Class C — $0.01 par value — authorized, 5,000,000 shares; issued and outstanding, 955,336 shares at December 31, 2013 and 1,224,319 shares at March 31, 2013	10	12
Special voting common stock, Class E — $0.003 par value — authorized, 25,000,000 shares; issued and outstanding, 4,424,814 shares at December 31, 2013 and 7,478,522 shares at March 31, 2013	13	22
Treasury stock, at cost — 574,447 shares at December 31, 2013 and 405,843 shares at March 31, 2013	(9,379)	(6,444)
Additional paid-in capital	175,199	120,836
Retained earnings	123,240	124,775
Accumulated other comprehensive loss	(11,835)	(13,787)
Total stockholders’ equity	278,688	226,793

Total liabilities and stockholders’ equity	$3,050,133	$3,177,528

Exhibit 3
Booz Allen Hamilton Holding Corporation
Condensed Consolidated Statements of Cash Flows

	Nine Months Ended December 31,
(Amounts in thousands)	2013	2012

Cash flows from operating activities
Net income	$185,293	$164,245
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,377	54,243
Stock-based compensation expense	14,119	19,863
Excess tax benefits from the exercise of stock options	(36,844)	(26,297)
Amortization of debt issuance costs and loss on extinguishment	9,444	15,296
Loss on dispositions and impairments	911	956
Gain on sales of businesses	—	(254)
Changes in assets and liabilities:
Accounts receivable	140,785	174,424
Prepaid expenses and other current assets	19,963	26,673
Other long-term assets	(1,679)	8,252
Accrued compensation and benefits	(25,824)	(1,805)
Accounts payable and other accrued expenses	(15,619)	(54,913)
Transaction costs on acquisitions and dispositions	—	(4,417)
Accrued interest	(630)	6,056
Other current liabilities	(48,610)	13,821
Other long-term liabilities	(3,352)	2,791
Net cash provided by operating activities	292,334	398,934

Cash flows from investing activities
Purchases of property and equipment	(12,344)	(20,657)
Cash paid for business acquisition, net of cash acquired	3,563	(157,995)
Proceeds from sales of business	—	625
Escrow payments	3,282	—
Net cash used in investing activities	(5,499)	(178,027)

Cash flows from financing activities
Net proceeds from issuance of common stock	3,785	4,928
Stock option exercises	12,773	13,185
Excess tax benefits from the exercise of stock options	36,844	26,297
Repurchases of common stock	(2,935)	(849)
Cash dividends paid	(186,828)	(1,110,011)
Dividend equivalents paid to option holders	(52,065)	(49,765)
Debt issuance costs	(6,223)	(29,607)
Repayment of debt	(289,406)	(981,625)
Proceeds from debt issuance	250,000	1,739,750
Net cash used in financing activities	(234,055)	(387,697)

Net increase in cash and cash equivalents	52,780	(166,790)
Cash and cash equivalents — beginning of period	350,384	484,368
Cash and cash equivalents — end of period	$403,164	$317,578

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$46,927	$35,036
Income taxes	$140,893	$79,352

Exhibit 4
Booz Allen Hamilton Holding Corporation
Non-GAAP Financial Information

	Three Months Ended December 31,		Nine Months Ended December 31,
(Amounts in thousands, except share and per share data)	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Adjusted Operating Income
Operating Income	$97,034	$116,596	$371,374	$333,361
Certain stock-based compensation expense (a)	—	1,086	1,094	4,944
Amortization of intangible assets (b)	2,112	3,125	6,337	9,384
Transaction expenses (c)	—	—	—	2,725
Adjusted Operating Income	$99,146	$120,807	$378,805	$350,414
EBITDA & Adjusted EBITDA
Net income	$47,167	$56,184	$185,293	$164,245
Income tax expense	31,014	38,815	124,701	110,636
Interest and other, net	18,853	21,597	61,380	58,480
Depreciation and amortization	17,945	18,127	54,377	54,243
EBITDA	114,979	134,723	425,751	387,604
Certain stock-based compensation expense (a)	—	1,086	1,094	4,944
Transaction expenses (c)	—	$—	—	2,725
Adjusted EBITDA	$114,979	$135,809	$426,845	$395,273
Adjusted Net Income
Net income	$47,167	$56,184	$185,293	$164,245
Certain stock-based compensation expense (a)	—	1,086	1,094	4,944
Transaction expenses (c)	—	—	—	2,725
Amortization of intangible assets (b)	2,112	3,125	6,337	9,384
Amortization or write-off of debt issuance costs and write-off of original issue discount	1,705	1,667	5,060	11,493
Adjustments for tax effect (d)	(1,527)	(2,351)	(4,997)	(11,419)
Adjusted Net Income	$49,457	$59,711	$192,787	$181,372
Adjusted Diluted Earnings Per Share
Weighted-average number of diluted shares outstanding	148,835,283	145,063,515	148,165,190	144,116,057
Adjusted Net Income Per Diluted Share (e)	$0.33	$0.41	$1.30	$1.26
Free Cash Flow
Net cash provided by operating activities	$152,725	$9,186	$292,334	$398,934
Less: Purchases of property and equipment	(5,626)	(6,282)	(12,344)	(20,657)
Free Cash Flow	$147,099	$2,904	$279,990	$378,277

(a)
Reflects stock-based compensation expense for options for Class A Common Stock and restricted shares, in each case, issued in connection with the Acquisition of our Company by The Carlyle Group (the Acquisition) under the Officers' Rollover Stock Plan. Also reflects stock-based compensation expense for Equity Incentive Plan Class A Common Stock options issued in connection with the Acquisition under the Equity Incentive Plan.

(b)	Reflects amortization of intangible assets resulting from the Acquisition.

(c)	Reflects debt refinancing costs incurred in connection with the recapitalization transaction consummated on July 31, 2012.

(d)	Reflects tax effect of adjustments at an assumed marginal tax rate of 40%.

(e)
Excludes an adjustment of approximately $1.5 million and $1.7 million of net earnings for the three and nine months ended December 31, 2013, respectively, and excludes an adjustment of approximately $450,000 and $9.0 million of net earnings for the three and nine months ended December 31, 2012, respectively, associated with the application of the two-class method for computing diluted earnings per share.

Exhibit 5
Booz Allen Hamilton Holding Corporation
Operating Data

	As of December 31,
(Amounts in millions)	2013	2012
Backlog (1)
Funded	$2,498	$3,152
Unfunded (2)	2,636	3,367
Priced Options (3)	5,233	6,157
Total Backlog	$10,367	$12,676

(1)
Backlog presented in the above table includes backlog acquired from the Company's acquisition of ARINC's Defense Systems Engineering and Support (DSES) division on November 30, 2012. Total backlog acquired from DSES is approximately $662 million as of December 31, 2013.

(2)
Reflects a reduction by management to the revenue value of orders for services under two existing single award ID/IQ contracts the Company has had for several years, based on an established pattern of funding under these contracts by the U.S. government.

(3)	Amounts shown reflect 100% of the undiscounted revenue value of all priced options.

	As of December 31,
	2013	2012
Book-to-Bill *	(0.01)	0.23

*	Book-to-bill is calculated as the change in total backlog during the relevant fiscal quarter plus the relevant fiscal quarter revenue, all divided by the relevant fiscal quarter revenue.

	As of December 31,
	2013	2012
Headcount
Total Headcount	22,713	24,791
Consulting Staff Headcount	20,597	22,393

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012
Percentage of Total Revenue by Contract Type
Cost-Reimbursable (1)	55%	58%	55%	57%
Time-and-Materials	26%	27%	28%	28%
Fixed-Price (2)	19%	15%	17%	15%

(1)	Includes both cost-plus-fixed-fee and cost-plus-award fee contracts.

(2)	Includes fixed-price level of effort contracts.

	Three Months Ended December 31,
	2013	2012
Days Sales Outstanding *	66	63

*	Calculated as total accounts receivable divided by revenue per day during the relevant fiscal quarter.